Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment No.1 to Form S-1 of our report dated April 1, 2019, relating to the consolidated financial statements of AIM ImmunoTech, Inc. (formerly known as Hemispherx Biopharma, Inc,) (“the Company”), which is contained in the Annual Report on Form 10-K of AIM ImmunoTech, Inc. for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Morrison, Brown, Argiz & Farra, LLC

Miami, FL
September 23, 2019